UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________________________________
FORM 8-K
_____________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 4, 2016
________________________
HALOZYME THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)
________________________

Delaware	001-32335	88-0488686
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11388 Sorrento Valley Road, San Diego, California		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	858-794-8889
Not Applicable
(Former name or former address, if changed since last report)
________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modification to Rights of Security Holders.
The Board of Directors of Halozyme Therapeutics, Inc. (the “Company”) has decided not to renew the Amended Rights Agreement between the Company and Corporate Stock Transfer, as rights agent, as amended as of November 12, 2007 (the “Rights Agreement”). As a result, the Rights Agreement expired on its scheduled expiration date of May 4, 2016.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Following the expiration of the Rights Agreement, on May 5, 2016, the Company filed with the Secretary of State of the State of Delaware a Certificate of Elimination eliminating from its Certificate of Incorporation, as amended, the designation of certain shares of its preferred stock as Series A Preferred Stock, which had been established for potential use in connection with the Rights Agreement. As a result, all shares of preferred stock previously designated as Series A Preferred Stock were eliminated and returned to the status of authorized but unissued shares of preferred stock, without designation.
Item 5.07. Submission of Matters to a Vote of Security Holders.
On May 4, 2016, the Company held its Annual Meeting of Stockholders. Of the 129,094,728 shares of the Company's common stock outstanding as of the record date, 108,922,268 shares were represented at the annual meeting.
The stockholders considered five proposals at the meeting, each of which is described in more detail in the Company's definitive proxy statement filed with the Securities and Exchange Commission on March 23, 2016. The number of votes cast for and against (or withheld) and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below.
Proposal 1: Election of three Class III directors to hold office for a three-year term expiring at the 2019 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified:

Names	Votes For	Withheld	Broker Non-Votes
Jeffrey W. Henderson	77,415,239	924,722	30,582,307
Connie L. Matsui	77,186,739	1,153,222	30,582,307
Helen I. Torley	77,391,128	948,833	30,582,307
Each of the foregoing candidates were elected and each received affirmative votes from more than a majority of the outstanding shares.
Proposal 2: The advisory vote on the compensation of the Company's executive named officers was as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
72,342,749	5,103,695	893,517	30,582,307
The foregoing proposal was approved.
Proposal 3: The vote on a proposal to ratify the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016 was as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
107,777,718	390,158	754,392	—
The foregoing proposal was approved.

Proposal 4: The vote on a proposal to approve amendments to the Amended and Restated 2011 Stock Plan was as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
71,239,366	6,308,329	792,266	30,582,307
The foregoing proposal was approved.
Proposal 5: The vote on a proposal to approve amendments to the Executive Incentive Plan was as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
76,100,462	1,432,668	806,831	30,582,307
The foregoing proposal was approved.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Elimination of the Series A Preferred Stock of Halozyme Therapeutics, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALOZYME THERAPEUTICS, INC.

May 6, 2016	By:	/s/ Harry J. Leonhardt, Esq.

	Name:	Harry J. Leonhardt, Esq.
	Title:	Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary

Exhibit Index

Exhibit No.        Description
3.1            Certificate of Elimination of the Series A Preferred Stock of Halozyme Therapeutics, Inc.